ADMINISTRATIVE SERVICES AGREEMENT


     THIS AGREEMENT (the "Agreement") is effective as of December 29, 2005 (the "Effective Date") and is made and entered into by and between SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah domiciled life insurance company ("Security National"), and MEMORIAL INSURANCE COMPANY OF AMERICA, an Arkansas domiciled insurance company ("Memorial").

                                   WITNESSETH:

     WHEREAS, on September 23, 2005, Security National and its wholly-owned subsidiary, Southern Security Life Insurance Company, a Florida domiciled insurance company, entered into a stock purchase agreement (the "Stock Purchase Agreement") with Memorial;

     WHEREAS, under the terms of the Stock Purchase Agreement, Security National and Memorial each agree at the closing of the stock purchase transaction to enter into a reinsurance agreement (the "Reinsurance Agreement") to reinsure all the in force business of Memorial to Security National, as the reinsurer, except for certain policies that are to be retained by Memorial; and

     WHEREAS, as a condition to the Stock Purchase Agreement and the Reinsurance Agreement, Security National agrees to enter into an administrative services agreement with Memorial, in a form acceptable to the Arkansas and Utah insurance departments, to provide general and administrative services to Memorial in connection with the policies to be retained by Memorial following the closing of the stock purchase transaction and the execution of the Reinsurance Agreement, but not to include the policies to be reinsured to Security National pursuant to the Reinsurance Agreement, in accordance with the terms and conditions hereinafter contained;

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and undertakings hereinafter contained, the parties hereto agree as follows:

                                    ARTICLE I

                              Term and Termination

     Section 1.1 This Agreement shall commence on the Effective Date and shall be unlimited in duration, remaining in full force and effect as long as the Reinsurance Agreement shall remain in full force and effect.

     Section 1.2. Any termination of this Agreement shall not affect the rights and obligations of the parties hereto as to transactions or acts done or performed by either party prior to the effective date of termination.



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                                   ARTICLE II

             Appointment, Authority and Duties of Security National

     Section  2.1.   Memorial  hereby  engages  Security   National  to  provide
administrative and financial services described herein to Memorial for the policies to be retained by Memorial pursuant to the stock purchase transaction and the Reinsurance Agreement, but not to include the policies reinsured to Security National under the Reinsurance Agreement.. Without limiting the generality of the foregoing, Security National shall, directly or indirectly, and at the reasonable request and direction of the Board of Directors of Memorial, perform or render the following administrative and financial services relating to:

     A. Accounting Services. These services shall include policyholder billing, collection of policyholder premiums, payment of commissions, maintaining records of accounts receivable and accounts payable, payment of expenses, providing management reports to include budgeting and interim financial reports, payroll administration to the extent Memorial has employees outside the scope of this Agreement, proper posting of financial transactions to the policyholder in force, among other items.

     B. Financial Reports and Statements. Preparation of financial reports and statements to include the preparation of statutory reports including quarterly and annual reports for the submission to the Arkansas Insurance Department and other relevant jurisdictions, other management reports to be agreed upon, periodic reports to the Internal Revenue Service, including tax returns, the management and payment of an annual audit fee with an acceptable certified public accounting firm, management of insurance department examinations, and the payment of the fees therefore.

     C. Actuarial. Security National shall make available all existing products of Security National or related subsidiaries, shall maintain reserves and reserve calculations for financial statement, including GAAP, statutory, and federal income tax, and internal purposes, shall perform profitability analysis and shall be available for limited product development and/or product enhancement work.

     D. Policyholder Services. Policyholder services shall handle all policyholder correspondence, shall calculate cash surrender values, maintain lapses, cancellations, reinstatement, and shall provide claim services, including investigation and administration of claims and the payment thereof.

     E. Underwriting. To include the receipt of applications, analysis of said applications, and selection of risks including the management of medical evaluation of such risks, requesting MIB reports, requesting and evaluating attending physician statements, medical examinations, and upon the acceptance of such risks the issuance of the policy.

     F. Data Processing. To allow Memorial access to the data processing system of Security National and to provide data processing services such that the services contemplated by this Agreement can be provided on a timely basis, including new policy issue, policyholder services, accounting, in-force maintenance, commissions and other functions.



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     G. Legal.  To include review of contracts,  drafting or review of contracts for the purpose of agents or other purposes, and management of legal expenses incurred by Memorial for litigation or otherwise.

     H. Building Management. To insure the building is properly maintained.

     I. Marketing Advisory Services. To include agent licensing, calculation of commissions, payment of commissions, maintenance of the agency system, providing market analysis of various opportunities, and managing policy acquisition costs including commissions, advertising, marketing contests, sales conventions, and other items.

     J. Investment Services. To provide investment services including the recommendation of publicly traded investments, mortgage loan services including purchase of loans and investments in mortgage warehouse lines, investment accounting including preparation of Schedule D of the statutory annual statement, and investment maintenance including calls and redemption of securities.

     Section 2.2. All services including underwriting, claims management and investment services provided to Memorial hereunder are to be based upon the written criteria, standards and guidelines of Memorial. In the absence of such written procedures, Security National shall be entitled to rely upon its own best judgment in the respective matter. The standard shall be that of a prudent person managing his own affairs. Memorial shall have the ultimate and final authority over all decisions and policies, including but not limited to, decisions and policies related to the acceptance, rejection or canceling of rights, the payment or nonpayment of claims, and the purchase and sale of securities.

     Section 2.3. Notwithstanding any other provision of this Agreement, it is understood that the business and affairs of Memorial shall be managed by its Board of Directors, and to the extent delegated by such Board, by its appropriately designated officers.

     Section 2.4. All services provided by Security National hereunder shall be performed in accordance with generally accepted professional standards and, in this regard, Security National shall (a) maintain a staff of competent and trained personnel, supplies and equipment for the purpose of performing its duties hereunder; (b) use reasonable efforts to service Memorial diligently and faithfully, to promote and safeguard the best interests of Memorial; and (c) perform all acts reasonably necessary to ensure the smooth and proper conduct of the subject business on behalf of Memorial. Security National may employ other persons or entities to furnish it with statistical and other factual information, advice and assistance as it may deem necessary or desirable for the proper and efficient conduct of its activities hereunder.

     Section 2.5. Standard of care and standard of performance of duties. Duties and obligations of Security National shall be provided in a manner consistent with the nature, type, timeliness, and amount of service that was provided by Memorial's own employees. Where services are to be provided by Security National that had not previously been provided by Memorial's employees, the standard for such services shall be that of a reasonable person managing his own affairs engaged in similar service.

     Section 2.6. It is contemplated that Security National will hire certain current employees of Memorial in order to accomplish the purposes of this Agreement. Memorial agrees to cooperate in retaining such employees and in other ways to effectuate the purposes of this Agreement. Memorial represents and agrees that all employees are "at will" employees not subject to any employment agreement or retirement plan.

     Section 2.7. Warranties and Limitation of Liability. It is understood and agreed that Security National will be using certain commercially available products to include software and computer hardware among others. Security National specifically makes no guarantees, warranties, or otherwise regarding such items and the only such warranty or guaranty is that provided by the manufacturer. Furthermore, it is specifically agreed that in undertaking this Agreement, Security National is relying upon Memorial's representation as to its needs, requirements, and past capabilities. Security National makes no warranty or guaranty and accepts no liability with regards to its services or with regards to its investment advice.


                                   ARTICLE III

                 Expenses and Compensation of Security National

     Section 3.1. Security National shall furnish at its own expense, executive, supervisory and other personnel and services in connection with the services that it is to provide as contemplated by this Agreement.

     Section 3.2. In full consideration for the services rendered by Security National hereunder, during each year of the term of this Agreement, Memorial shall pay to Security National an Administrative Services Fee (the "Administrative Services Fee") of $25.00 per policy per year, provided, however, that the Administrative Services Fee shall be reduced to zero for as long as capital and surplus of Memorial is less than or equal to $1,000,000, unless Memorial and Security National otherwise agree in writing and such agreement is approved by the Arkansas and Utah insurance departments.


                                   ARTICLE IV

                         Representations and Warranties

     Section 4.1. Security National hereby represents and warrants to Memorial that it has full corporate power and authority to enter into this Agreement, and that the officer executing this Agreement has full authority and right to do so on behalf of Security National.

     Section 4.2. Memorial hereby represents and warrants to Security National that it has full corporate power and authority to enter into this Agreement and that the officer executing this Agreement has full authority and right to do so on behalf of Memorial.

                                    ARTICLE V

                      Compliance with the Memorial Policies

     Security National covenants and agrees that the investment planning, investment advice and services that it furnishes Memorial hereunder will be in accordance with the general investment policies of Memorial set forth from time to time by its Board of Directors or any appropriate committee thereof, and in any memoranda or letter agreements to Security National, in accordance with the criteria and limitations provided by Sections of the Arkansas insurance laws, as amended from time to time.


                                   ARTICLE VI

                                     Records

     Section 6.1. Security National agrees that it will maintain all records, memoranda, instructions and authorizations relating to the services performed hereunder on behalf of Memorial (the "Records"). The Records shall (a) be and remain the property of Memorial, (b) be open at all times to inspection and audit by Memorial or its authorized representatives, and (c) shall be delivered to Memorial upon written demand therefore provided that Security National may retain a copy or duplicate of each Record, delivered to Memorial pursuant to (d) and Memorial will reimburse Security National for all reasonable expenses incurred in delivering Records to Memorial, including without limitation the cost to photocopy Records, copies of which are retained by Security National, and delivery expenses.

     Section 6.2. Security National shall, at the request of Memorial, assist and provide operational support in connection with any audit of any records with respect to the services provided hereunder that is undertaken by Memorial's auditors, its firm of CPA's, its actuaries or the insurance department of any state or any other governmental agency.

     Section 6.3. Security National shall provide, upon Memorial's reasonable request, any Records in its possession and control which are necessary to file any report required by any federal, state or local governmental agencies. If such Records are not timely provided, Security National will pay any cost reasonably incurred by Memorial in compiling the necessary information.

     Section 6.4. The terms and conditions of this Agreement and the Records in the possession and the control of Security National are confidential and shall be treated as such by Security National and its employees.

                                   ARTICLE VII

                             Independent Contractors

     This Agreement is not a contract of employment and nothing herein contained shall be construed to created the relationship of employer and employee between Memorial and Security National. Security National is an independent contractor and shall be free to exercise judgment and discretion with regard to its duties under this Agreement.

                                  ARTICLE VIII

                                     Notices

         Section 8.1. All notices, requests, demands and other communications under this Agreement or in connection therewith shall be given or made as follows:

     If to Memorial:

           Memorial Insurance Company of America
           64 West Main
           Blytheville, Arkansas 72315
           Attn:  ________________________
           Facsimile:    (870) 838-0988
           Telephone No.:  (870) 763-0713

     With copies to:

            Randall A. Mackey, Esq.
            Mackey Price Thompson & Ostler
            57 West 200 South, Suite 350
            Salt Lake City, Utah 84111
            Facsimile:    (801) 575-5006
            Telephone No.:  (801) 575-5000

     If to Security National:

            Security National Life Insurance Company
            5300 South 360 West, Suite 250
            Salt Lake City, Utah 84123
            Attn:  Scott M. Quist, President
                   and Chief Operating Officer
            Facsimile:    (801) 265-9882
            Telephone No.:  (801) 264-1060
     with a copy to:

            Randall A. Mackey, Esq.
            Mackey Price Thompson & Ostler
            57 West 200 South, Suite 350
            Salt Lake City, Utah 84111
            Facsimile:    (801) 575-5006
            Telephone No.:  (801) 575-5000

     Section 8.2. Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing.

     Section 8.3. Either party may by written notice to the other sent by prepaid registered mail change its address to another physical address provided that change of address shall only become effective on the seventh (7th) day after dispatch of the notice.

     Section 8.4. Any notice or communication sent by prepaid United States mail pursuant to this Agreement shall be deemed to have been received within ten (10) days of the date of posting. Any notice or communication sent by facsimile transmission pursuant to this Agreement shall be deemed to have been received on the day that such notice was transmitted and confirmation of receipt of transmission was received.

                                   ARTICLE IX

                                  Miscellaneous

     Section 9.1. This Agreement shall be governed by and interpreted according to the laws of the State of Arkansas and the parties agree to submit themselves to the jurisdiction of any competent Arkansas court, both state and federal.

     Section 9.2. This Agreement embodies the final, complete and entire agreement between the parties with respect to the Matters set forth herein. No other representations, understandings or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth or referred to herein.

     Section 9.3. Any alterations, modifications, amendments, variations or additions to this Agreement shall only be valid if in writing and executed with the same formalities as this instrument.

     Section 9.4. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement, or any part thereof, or the rights of either party to thereafter enforce each and every such provision.

     Section 9.5. This Agreement shall not be assigned, delegated, subdelegated, charged or otherwise disposed of by Memorial without the prior express written consent of Security National. Upon written notice to Memorial, Security National may assign, delegate, subdelegate, charge or otherwise transfer this Agreement and its obligations hereunder; provided that any such assignee, delegee, subdelegee, chargee or transferee agrees in writing to be bound hereunder.

     Section 10.6. This Agreement may be executed in two separate counterparts, each of which shall be deemed to be an original hereof, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Security National and Memorial have executed this Agreement as of the Effective Date.

                   SECURITY NATIONAL LIFE INSURANCE COMPANY



                   By: /s/ Scott M. Quist
                       ------------------
                   Its: President
                        ---------

                   MEMORIAL INSURANCE COMPANY OF AMERICA


                   By: /s/ Larry N. Perrin
                       -------------------
                       Its: Treasurer
                       --------------